Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Trulieve Cannabis Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities*

Fees to Be Paid

Primary Offering:	Equity	Subordinate Voting Shares	457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Multiple Voting Shares	457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities	457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares (3)	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Rights	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units (4)	457(r)	(1)	(1)	(1)	(2)	(2)

Secondary Offering:	Equity	Subordinate Voting Shares	457(c)	72,288,199(5)	(6)	$931,794,885.11(6)	0.0000927	$86,377.39(7)

	Total Offering Amounts					$931,794,885.11(6)		$86,377.39(1)

	Total Fees Previously Paid							—

	Total Fee Offsets							$86,377.39(2)

	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Trulieve Cannabis Corp.	S-1	333-252052	01/12/2021		$281,066.79(2)	Equity	Subordinate Voting Shares	70,710,599	$2,576,230,928.18

Fee Offset Source	Trulieve Cannabis Corp.	S-1	333-252052		01/12/2021						$281,066.79

Fee Offset Claims	Trulieve Cannabis Corp.	S-1	333-262299	01/21/2022		$3,463.05(2)	Equity	Subordinate Voting Shares	1,577,600	$37,357,5683,463.05

Fee Offset Source	Trulieve Cannabis Corp.	S-1	333-262299		01/21/2022						$3,463.05

(1)

Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. Trulieve Cannabis Corp. has previously registered 70,710,599 subordinate voting shares, pursuant to a Registration Statement on Form S-1 (Registration No. 333-252052), filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2021, which was subsequently declared effective by the SEC on February 4, 2021 as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on March 23, 2021 and declared effective on March 29, 2021, Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed with the SEC on September 15, 2021 and declared effective on September 20, 2021, and Post-Effective Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on January 21, 2022 and declared effective on January 25, 2022 (the “2021 S-1 Registration Statement”). Trulieve Cannabis Corp. has previously registered 1,577,600 subordinate voting shares, pursuant to a Registration Statement on Form S-1 (Registration No. 333-262299), filed with the SEC on January 21, 2022, which was subsequently declared effective by the SEC on January 28, 2022 (the “2022 Registration Statement,” and together with the 2021 Registration Statement, collectively the “Registration Statements”). In connection with the filing of the 2021 S-1 Registration Statement, Trulieve Cannabis Corp. made a contemporaneous fee payment in the amount of $281,066.79 and in connection with the filing of the 2022 S-1 Registration Statement, Trulieve Cannabis Corp. made a contemporaneous fee payment in the amount of $3,463.05. As of the date of this registration statement, subordinate voting shares having an aggregate offering price of up to $2,576,230,928.18 were not sold under the 2021 S-1 Registration Statement and subordinate voting shares having an aggregate offering price of up to $37,357,568 were not sold under the 2022 S-1 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $284,529.84 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Registration Statements and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. Trulieve Cannabis Corp. has terminated the offering that included the unsold securities under the Registration Statements.

(3)

Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)

Each unit will be issued under a unit agreement, indenture, or other agreement and will represent an interest in two or more other constituent securities. In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

(5)

Pursuant to Rule 416(a) under the Securities Act, the amount of subordinate voting shares being registered on behalf of the selling shareholders shall be adjusted to include any additional subordinate voting shares that may become issuable as a result of any distribution, split, combination or similar transaction.

(6)

Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low sales price of the Registrant’s Subordinated Voting Shares as reported by the OTCQX Best Market on July 6, 2022.

(7)	Calculated pursuant to Rule 457(c) of the Securities Act.
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